Exhibit 99.1

Reliant Hospital Partners, LLC
Auditor’s Report and Consolidated Financial Statements
December 31, 2014

Reliant Hospital Partners, LLC
December 31, 2014

Independent Auditor’s Report

Board of Directors and Members of
Reliant Hospital Partners, LLC
Richardson, Texas

We have audited the accompanying consolidated financial statements of Reliant Hospital Partners, LLC and its subsidiaries (Company), which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statement of operations, members’ deficit and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Board of Directors and Members of
Reliant Hospital Partners, LLC

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Reliant Hospital Partners, LLC and its subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP
Dallas, Texas
March 31, 2015, except for Note 16 as to which the date is January 29, 2016

Reliant Hospital Partners, LLC
Consolidated Balance Sheet
December 31, 2014

ASSETS

Currents assets
Cash	$29,314,883
Patient accounts receivable, net of allowance; 2014 - $3,755,046	29,985,411
Estimated amounts due from third-party payers	972,145
Prepaid expenses	3,715,579
Supply inventory and other	1,036,469

Total current assets	65,024,487

Property and Equipment, At cost
Buildings and land recorded under capital leases	194,142,528
Facility equipment and furniture	22,609,351
Construction in progress	39,994
216,791,873
Less accumulated depreciation and amortization	38,639,126

178,152,747

Other Assets
Deferred financing costs, net	3,356,709
Goodwill	60,223,270
Intangible assets, net	7,067,000
Due from affiliates	868,003
Other long-term assets	1,078,096

72,593,078

Total assets	$315,770,312

(Continued)

Reliant Hospital Partners, LLC
Consolidated Balance Sheet (Continued)
December 31, 2014

Liabilities And Members’ Deficit

Current liabilities
Current maturities of long-term debt	$3,862,500
Current maturities of capital lease obligations	2,363,175
Accounts payable	2,401,627
Accrued bonuses	1,298,316
Accrued benefits	2,985,431
Accrued property taxes	3,213,956
Other accrued expenses	4,962,167
Estimated amounts due to third-party payors	979,017

Total current liabilities	22,066,189

Long-term Debt, Less Current Maturities	150,637,500

Capital Lease Obligations, Less Current Maturities	186,238,796

Other Long-term Liabilities	6,981,679

365,924,164

Commitments and Contingencies
Members’ Deficit
Reliant Hospital Partners, LLC’s deficit	(53,416,858)
Noncontrolling interests	3,263,006

Total members’ deficit	(50,153,852)

Total liabilities and members’ deficit	$315,770,312

See Notes to Consolidated Financial Statements

Reliant Hospital Partners, LLC
Consolidated Statement of Operations
Year Ended December 31, 2014

Revenue
Net patient service revenue	$247,676,520
Other	1,400,036

Total revenue	249,076,556

Expenses
Salaries, wages, and benefits	108,826,751
Purchased services and professional fees	16,160,077
Other operating expenses	27,005,812
Rent expense	11,812,386
Depreciation and amortization	13,066,173
Management fees to affiliates	1,000,000
Provision for doubtful accounts	3,437,563

Total expenses	181,308,762

Operating income	67,767,794

Interest expense	(22,605,000)

Net income	$45,162,794

Amounts Attributable to Noncontrolling Interests
Net Income	$45,162,794
Less net income attributable to noncontrolling interests	4,184,072

Net income attributable to Reliant Hospital Partners, LLC	$40,978,722

See Notes to Consolidated Financial Statements

Reliant Hospital Partners, LLC
Consolidated Statement of Members’ Deficit
Year Ended December 31, 2014

	Reliant Hospital Partners, LLC	Noncontrolling Interests	Total Members’ Equity (Deficit)

Balance, January 1, 2014	$33,807,301	$6,976,493	$40,783,794

Unit-based compensation	350,927	—	350,927
Member distributions	(127,824,491)	(7,432,499)	(135,256,990)
Reliant Hospital Partners, LLC purchase of noncontrolling interests and other redemption of interests	(729,317)	(465,060)	(1,194,377)
Net income	40,978,722	4,184,072	45,162,794

Balance, December 31, 2014	$(53,416,858)	$3,263,006	$(50,153,852)

See Notes to Consolidated Financial Statements

Reliant Hospital Partners, LLC
Consolidated Statement of Cash Flows
Year Ended December 31, 2014

Operating activities
Net income	$45,162,794
Items not requiring cash
Depreciation and amortization of property and equipment	12,581,598
Amortization of intangible assets	484,575
Amortization of deferred financing costs	1,747,670
Provision for doubtful accounts	3,437,563
Unit-based compensation	350,927
Changes in
Patient accounts receivable	(20,149,864)
Estimated amounts due from third-party payers	1,425,222
Inventory, prepaid expenses and other	(1,111,568)
Accounts payable	(2,162,387)
Accrued expenses and other	223,847

Net cash provided by operating activities	41,990,377

Investing activities
Purchase of property and equipment	(1,228,990)

Net cash used in investing activities	(1,228,990)

Financing activities
Distributions to members	(135,256,990)
Reliant Hospital Partners, LLC purchase of noncontrolling interests and other redemption of interests	(1,194,377)
Proceeds from issuance of long-term debt	124,667,621
Payment of deferred financing costs	(3,533,321)
Payments on line of credit	(11,000,000)
Payments on long-term debt	(15,993,538)
Payments on capital lease obligations	(2,504,192)

Net cash used in financing activities	(44,814,797)

Decrease in Cash	(4,053,410)

Cash, Beginning of Year	33,368,293

Cash, End of Year	$29,314,883

Supplemental Cash Flows Information
Interest paid	$20,998,582

Supplemental Disclosures of Noncash Investing Activities
Payables incurred for property and equipment	$29,028

See Notes to Consolidated Financial Statements

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Note 1:	Nature of Operations and Summary of Significant Accounting Policies
Nature of Operations and Principles of Consolidation
Reliant Hospital Partners, LLC (RHP) is a Texas limited liability company. RHP and its subsidiaries (Company) operate inpatient rehabilitation hospitals providing physical, occupational and speech therapy services on an inpatient and outpatient basis at eight hospitals in Texas, two hospitals in Massachusetts and one hospital in Ohio. The consolidated financial statements include the accounts of RHP and its subsidiaries. All significant intercompany transactions and balances have been eliminated.
The Company operates seven of its hospitals through multiple tier partnership arrangements in which the hospital operating entity is in a separate partnership and whose owners consist of physician limited partners with RHP controlling the general partnership of each entity and varying amounts of limited partner interests. The term of each partnership is 50 years, commencing on various dates. The partnership agreements contain provisions, which limit the sale, assignment or transfer of a partner’s interest in the partnerships.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Patient Accounts Receivable
The Company reports patient accounts receivable for services rendered at net realizable amounts from third-party payers, patients and others. The Company provides an allowance for doubtful accounts based upon a review of outstanding receivables, historical collection information and existing economic conditions. The Company bills third-party payers directly and bills the patient when the patient’s liability is determined. Patient accounts receivable are due in full when billed. Accounts are considered delinquent and subsequently written off as bad debts based on individual credit evaluation and specific circumstances of the account.
Supply Inventory
Supply inventories are stated at the lower of cost, determined using the first-in, first-out method, or market.

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Property and Equipment
Property and equipment acquisitions are recorded at cost and are depreciated using the straight-line method over the estimated useful life of each asset. Assets under capital lease obligations, including both land and buildings, are amortized over the shorter of the lease term or their respective estimated useful lives.
At December 31, 2014, fully depreciated assets included in property and equipment was approximately $387,000.
The estimated useful lives for each major depreciable class of property and equipment are as follows:

Buildings and land recorded under capital leases	20 - 25 years
Facility equipment and furniture	3 - 20 years
Deferred Financing Costs
Deferred financing costs represent costs incurred in connection with the issuance or modification of long-term debt. Such costs are being amortized to interest expense over the term of the respective debt using the straight-line method, which approximates the effective interest method. During the year ended December 31, 2014, interest expense of $1,335,399 was recognized due to refinancing the long-term debt. Total interest expense related to debt issuance costs was $1,747,670 in 2014.
Goodwill and Indefinite-lived Intangible Assets
Goodwill and indefinite-lived intangibles are evaluated annually for impairment or more frequently if impairment indicators are present. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more-likely-than-not the fair value of the reporting unit or indefinite-lived intangible asset is less than its carrying amount. If, based on the evaluation, it is determined to be more-likely-than-not that the fair value is less than the carrying value, then the goodwill or indefinite-lived intangible is tested further for impairment. If the implied fair value of goodwill or the fair value of the indefinite-lived intangible is lower than their carrying amounts, an impairment loss is recognized in an amount equal to the difference. Any subsequent increases in the value of goodwill and indefinite-lived intangibles are not recognized in the financial statements. There was no impairment of goodwill or indefinite-lived intangible assets recognized during the year ended December 31, 2014.
Intangible Assets
The Company’s intangible assets with finite lives are trade names. The trade names are being amortized on a straight-line basis over periods ranging from 5 – 20 years. These assets are periodically evaluated as to the recoverability of their carrying values and more frequently if there are impairment indicators.

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Long-lived Asset Impairment
The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset are less than the carrying amount of the asset, the asset is written down to fair value and an impairment loss is recognized for the amount by which the carrying amount of the long-lived asset exceeds its fair value.
No asset impairment was recognized during the year ended December 31, 2014.
Net Patient Service Revenue
The Company has agreements with third-party payers that provide for payments to the Company at amounts different from its established rates. Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payers and others for services rendered and includes estimated retroactive revenue adjustments. Retroactive adjustments are considered in the recognition of revenue on an estimated basis in the period the related services are rendered and such estimated amounts are revised in future periods as adjustments become known.
Income Taxes
The Company is not directly subject to income taxes under the provisions of the Internal Revenue Code and applicable state laws. Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns and no provision for federal income taxes are included in the accompanying consolidated statements of operations.
The Company is subject to state income taxes, including the Texas margin tax. These taxes are not significant for the year ended December 31, 2014.
Professional Liability Claims
The Company recognizes an accrual for claim liabilities based on estimated ultimate losses and costs associated with settling claims and a receivable to reflect the estimated insurance recoveries, if any. Professional liability claims are described more fully in Note 5.
Unit-based Compensation
Awards of unit-based compensation are measured at their grant date fair value. Compensation expense is recognized in the accompanying consolidated statement of operations over the vesting period of the respective award. See Note 14 for additional information.

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Note 2:	Net Patient Service Revenue
Revenues consist primarily of net patient service revenue that is recorded based on established billing rates less contractual adjustments.
Inpatient and outpatient rehabilitation services rendered to Medicare and Medicaid program beneficiaries are paid at prospectively determined rates. These rates vary according to a patient classification system that is based on clinical and diagnostic factors. The Company is reimbursed for certain services at tentative rates with final settlement determined after submission of annual cost reports and audits thereof by the Medicare and Medicaid administrative contractors.
Approximately 75% of net patient service revenue is from participation in the Medicare program during the year ended December 31, 2014. Net patient service revenue from participation in the Medicaid program has not been a significant source of revenue for the Company.
Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation and change. As a result, it is reasonably possible that recorded estimates will change materially in the near term.
The Company has also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. The basis for payment to the Company under these agreements includes prospectively determined rates per discharge, discounts from established charges and prospectively determined daily rates.

Note 3:	Concentration of Credit Risk
The Company grants credit without collateral to its patients, most of who reside in areas near the Company’s hospitals and are insured under third-party payer agreements. Substantially all of the Company’s net receivables are due from third-party payers. The mix of net receivables from third-party payers at December 31, 2014 is:

Medicare	76%
Medicaid	7%
Blue Cross Blue Shield	10%
Other third-party payers	7%
100%

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Note 4:	Acquired Intangible Assets and Goodwill
At December 31, 2014, the carrying amount of goodwill was $60,223,270. The goodwill was recorded as the excess of the purchase price over the fair value of the identifiable assets acquired, net of liabilities assumed, from a 2011 acquisition of all of the assets of Reliant Hospital Partners, LLC. This acquisition included varying interests in multiple tier partnerships. The goodwill has been assigned to the Company’s sole reporting unit and includes goodwill attributable to both the Company and noncontrolling interests.
The carrying amount and accumulated amortization of the Company’s identifiable intangible assets were as follows at December 31, 2014:

	Gross Carrying Amount	Accumulated Amortization	Net
2014
Trade names	$5,881,500	$(1,124,500)	$4,757,000
Certificates of need	2,310,000	—	2,310,000
	$8,191,500	$(1,124,500)	$7,067,000
The trade names are being amortized over periods ranging from 5 – 20 years. The certificates of need have indefinite lives.
Amortization expense related to the identifiable intangible assets was $484,575 for the year ended December 31, 2014. Estimated future intangible asset amortization expense at December 31, 2014 is as follows:

2015	$484,575
2016	484,575
2017	484,575
2018	484,575
2019	230,575
Thereafter	2,588,125
$4,757,000

Note 5:	Professional Liability Claims
The Company purchases professional liability insurance under a claims-made policy. Under such a policy, only claims made and reported to the insurer during the policy term, regardless of when the incidents giving rise to the claims occurred, are covered. The Company also purchases excess umbrella liability coverage, which provides additional coverage above the basic policy limits up to the amount specified in the umbrella policy.

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

The Company recognizes an accrual for claim liabilities based on estimated ultimate losses and costs associated with litigating and settling claims and a receivable to reflect estimated insurance recoveries, if any. Based upon the Company’s claims experience, no accrual has been made for the Company’s estimated professional liability costs as the amount is not expected to be material. It is reasonably possible that this estimate could change materially in the near term.

Note 6:	Lines of Credit
On May 2, 2012, the Company entered into a revolving credit facility agreement with two lenders that provided for cash borrowings under revolving lines of credit or issuances of letters of credit up to $9,000,000 and was to expire on May 2, 2017. On December 31, 2013, the Company amended the credit facility to, among other things, increase the revolving credit borrowings to $22,000,000 for the 180 day period following the effective date and $12,000,000 thereafter. On September 30, 2014, the Company amended the credit facility to, among other things, increase the revolving credit borrowings to $15,000,000. Borrowings and letters of credit are limited to amounts calculated using adjusted EBITDA, the leverage multiple in effect and funded indebtedness. Cash borrowings under the revolving line of credit at December 31, 2014 totaled $0. At December 31, 2014, there were no amounts outstanding under letters of credit. Interest on borrowings under the credit agreement is computed based on the Company’s outstanding balance at the LIBOR rate plus 4.75% with a floor of 5.75%. The interest rate was 5.75% at December 31, 2014.
The Company also pays an annual unused commitment fee of 0.5%. The credit agreement is secured by substantially all assets of the Company and is guaranteed by the parents of the Company. The credit agreement contains limitations customarily found in such agreements on the incurrence of additional debt, investments, dividends and sale or merger of the Company and contains certain financial covenants. The credit agreement matures on December 31, 2018.

Note 7:	Long-term Debt

Prior to the credit facility entered into on May 2, 2012, described below, the Company utilized long-term notes to finance equipment and initial startup needs including supply inventory and operating expenses. The obligor on each note was the operating partnership who utilized the funds. Payment of outstanding balances was guaranteed by RHP and each operating partnership’s limited partners. The working capital and equipment notes were paid off and replaced by the credit facility entered into during May 2012 discussed below. At December 31, 2014, long-term debt includes the following:

Credit facility	$154,500,000
Less current maturities	(3,862,500)
$150,637,500

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

On May 2, 2012, the Company entered into a $45,000,000 credit facility with a group of institutional lenders, which included a $36,000,000 term loan and was to expire May 2, 2017. The facility was entered into in order to: (1) purchase additional noncontrolling interests, (2) refinance the lines of credit and other long-term indebtedness, (3) provide working capital and (4) fund certain fees associated with the facility funding and the purchase of the limited partner ownership interests. On December 31, 2013, the Company amended the credit facility agreement to increase the credit facility to $70,375,000, which included Term Loan A for $36,000,000 and Term Loan B for $12,375,000 in order to purchase two additional hospitals and to provide working capital. On September 30, 2014, the Company amended the credit facility agreement to increase the credit facility to $169,500,000, in order to fund distributions of accumulated earnings to members. The credit facility matures October 1, 2019, and requires quarterly payments ranging from $965,625 to $1,931,250 plus interest beginning on January 1, 2015, with a final payment at maturity of $125,531,250. Interest on borrowings under the credit agreement is computed based on the Company’s outstanding balance (at the lower of the bank’s prime rate plus 3.75% or the LIBOR rate plus 4.75%). The interest rate was 5.75% at December 31, 2014. The credit agreement is secured by substantially all assets of the Company and is guaranteed by the parent of the Company. The credit agreement contains limitations customarily found in such agreements on the incurrence of additional debt, investments, dividends and sale or merger of the Company and contains certain financial covenants.
In November 2011, RHP purchased additional ownership interests of its subsidiaries from certain limited partners for $3,716,619. $2,477,745 of the purchase was funded through notes payable to the limited partners at 5% interest, payable in three annual installments with the final payment on November 14, 2014. These notes were not collateralized.
Aggregate annual maturities of long-term debt at December 31, 2014 were:

2015	$3,862,500
2016	3,862,500
2017	7,725,000
2018	7,725,000
2019	131,325,000
$154,500,000

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Note 8:	Capital Lease Obligations
The Company is obligated under long-term noncancellable leases for certain buildings and land, which for accounting purposes, qualify as capital leases. The leases have minimum lease terms expiring through 2036 and have imputed interest rates recorded ranging from 7.5% to 8.895%. The lease payments are guaranteed by RHP and each respective operating partnership limited partner for its related lease. Future annual payments on capital lease obligations at December 31, 2014, are shown below:

2015	$16,879,767
2016	18,478,579
2017	18,770,450
2018	19,083,339
2019	19,240,915
Thereafter	299,219,818
391,672,868
Less amount representing interest	(203,070,897)
Present value of future minimum lease payments	188,601,971
Less current maturities	(2,363,175)

Long-term portion	$186,238,796
At December 31, 2014, property and equipment include the following property under capital leases:

Buildings and land	$194,142,528
Less accumulated depreciation	(29,936,057)
$164,206,471

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Note 9:	Sale-leaseback Transaction and Operating Leases
At the close of business on December 31, 2013, RHP purchased certain personal property and operations of two hospitals in the Boston area from FS Commonwealth LLC (FSC) and FS Patriot LLC (FSP). Concurrently, an unrelated third-party, HRSE-TST III, LLC (TST) purchased the land and buildings associated with FSP and FSC from HRSE 1 Properties Trust (HRSE1) for $88,000,000. It was determined that the substance of the transaction was that the Company acquired all of the assets of the hospitals, and simultaneously sold the real property to TST in a sale-leaseback transaction. The Company has entered into lease agreements to lease the property from TST for a period of 15 years beginning January 1, 2014. The real estate was valued at $82,000,000 in the business combination. A gain of $6,000,000 realized in this transaction was deferred and is being amortized to income in proportion to rent charged over the term of the lease. At December 31, 2014, the remaining deferred gain of $5,600,000 is included in other long-term liabilities on the accompanying consolidated balance sheet.
The Company leases four facilities and the home office under noncancellable facility lease agreements with terms ranging from 5 – 15 years along with renewal options for periods ranging from 15 – 25 years. The leases also require additional payments for operating expenses, real estate taxes and insurance. The facility lease agreements contain escalation clauses based on fixed terms and changes in the Consumer Price Index. The excess of cumulative rent expense, recognized on a straight-line basis, over cumulative rent payments is recorded as a long-term liability in the accompanying consolidated balance sheet and was approximately $1,382,000 as of December 31, 2014.
Future minimum lease payments at December 31, 2014 were:

2015	$7,966,033
2016	8,698,913
2017	8,860,513
2018	8,921,531
2019	9,077,241
Thereafter	83,369,837
Future minimum lease payments	$126,894,068
The lease payments are guaranteed by RHP and each operating partnership limited partner for its related lease. Total rent expense under these lease agreements was approximately $11,909,000 for the year ended December 31, 2014.

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Note 10:	Retirement Plan
The Company has a defined contribution pension plan covering substantially all employees. The Board of Directors annually determines the amount, if any, of the Company’s contributions to the plan. The Board of Directors approved a discretionary contribution for the year ended December 31, 2014 of $150,000 which is included in accounts payable and accrued expenses in the accompanying 2014 consolidated balance sheet.

Note 11:	Related Party Transactions
RHP has an agreement with Nautic Partners VI, L.P. (Nautic), which is a member of RHP’s ultimate parent, Reliant Holding Company, LLC (Holding), to pay management fees of $500,000 annually, until actual annualized or budgeted EBITDA equals or exceeds $20,000,000, when the management fee increases to $1,000,000 annually. The Company’s EBITDA exceeded $20,000,000 during 2014. Nautic received $900,000 of the management fee in 2014, and $100,000 was paid to board consultants in 2014. Additionally, the Company reimburses certain travel costs of Nautic. RHP paid travel costs totaling $47,632 to Nautic for the year ended December 31, 2014, under this agreement.
Nautic is also named in the lawsuit discussed in Note 13.  The Company and Nautic have agreed to share in certain legal costs related to the lawsuit.  Based on the allocation proposed by Nautic’s insurer, the Company has paid and accrued obligations to various firms that include amounts to be reimbursed by Nautic. At December 31, 2014, approximately $868,000, is recorded as a receivable from Nautic included in due from affiliates in the accompanying consolidated balance sheet and as an offset to legal expense.

Note 12:	Fair Value of Financial Instruments
The following methods were used to estimate the fair value of financial instruments recognized in the accompanying balance sheets at amounts other than fair value.
Cash
The carrying amount approximates fair value.
Long-term Debt
Fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities and determined through the use of a discounted cash flow model. Substantially all long-term debt was modified during 2014 and, therefore, their carrying amount approximates fair value.

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Note 13:	Significant Estimates and Concentrations
Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:
Cash
At December 31, 2014, the Company’s cash accounts exceeded federally insured limits by approximately $28,522,000.
Allowance for Net Patient Service Revenue Adjustments
Estimates of allowances for adjustments included in net patient service revenue are described in Notes 1 and 2.
Professional Liability Claims
Estimates related to the accrual for professional liability claims are described in Note 5.
Litigation
A lawsuit has been brought against RHP, Old RHP, other parties and selected current and former executives of RHP in Dallas County, Texas, District Court. The plaintiff alleges a number of causes of actions and seeks, among other things, monetary damages and an injunction prohibiting RHP from pursuing any expansion of services in certain markets. RHP has denied any wrongdoing and is defending the case vigorously. On November 18, 2011, the court awarded monetary sanctions against certain former executives of RHP. The Court has not awarded any sanctions against RHP. No potential range of loss, if any, can be estimated. Accordingly, an estimated liability has not been recorded in the accompanying consolidated financial statements. A portion of the Company’s legal expenses were recoverable based on the Company’s insurance policies in effect. As of December 31, 2014, the insurance coverage related to this case and any additional legal expenses or settlements will not be recovered as the maximum insurance payment was fully recovered.
In the normal course of business, the Company is, from time to time, subject to allegations that may or do result in litigation. Some of these allegations are in areas not covered by commercial insurance; for example, allegations regarding employment practices or performance of contracts. The Company evaluates such allegations by conducting investigations to determine the validity of each potential claim. Based upon the advice of counsel, management records an estimate of the amount of ultimate expected loss, if any, for each of these matters. No provisions for potential losses were accrued at December 31, 2014. Events could occur that would cause the estimate of ultimate loss to differ materially in the near term.

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Note 14:	Incentive Units
Holding, parent of RHP, issued incentive units in the form of Class B, Class C-1, Class C-2 and Class C-3 units during 2011, 2012 and 2014 to key employees and directors of the Company. The units are considered profits interests, so no capital contributions are required by the holders of the units. The incentive unit holders participate in distributions made by the Company, subject to achievement of certain distribution targets and an order of priority as defined by Holding. The incentive units are accounted for as compensatory awards. The Class B and Class C-1 units granted in 2011 and 2012 vest in five equal annual installments on each anniversary of the grant date, provided that they vest in their entirety upon consummation of a sale of the Company. The Class C-1 units granted in 2014 vested 40% at the time of issuance and the remaining units issued vest in three equal annual installments beginning on January 31, 2015, provided that they vest in their entirety upon consummation of a sale of the Company. The Class C-2 and Class C-3 units vest in their entirety upon the consummation of a sale of the Company, if in connection with the sale of the Company the aggregate consideration payable will result in a target distribution as specified by Holding having been satisfied. In the case of employee termination, only unvested incentive units are returned to the Company. The Company believes that such awards better align the interests of its employees with those of its members.
The Company used an option pricing method to value the incentive units. Under this method, all classes of membership units are modeled as call options on the Company’s underlying equity value, and the rights and preferences of each class of membership are considered in order to allocate a fair value to each class. A significant input of the option pricing method is the enterprise value of the Company, which was estimated utilizing a combination of the income and market approach. The fair value of the incentive units were estimated on the date of grant using a Black-Scholes option valuation model with the assumptions noted in the following table. As the Company does not have a history of market prices for units, expected volatility is based on observable data for a group of peer companies and other factors. The expected term represents the estimated time until a liquidity event. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The fair value of the incentive units also includes a nonmarketability discount of 25%.

Expected volatility	42.16%
Expected dividend yield	0%
Expected term (in years)	5
Risk-free rate	1.68%

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Information regarding the amount and grant-date fair value of the vested and nonvested Class B and Class C-1 incentive units is as follows for 2014:

	Units	Weighted-Average Grant-Date Fair Value
Outstanding, beginning of year	3,313,419	$0.45
Granted
Class C-1	94,694	$1.11
Forfeited	—	$—

Outstanding, end of year	3,408,113	$0.47

Vested, beginning of year	1,573,298	$0.44
Class B	20,000	$0.42
Class C-1	672,322	$0.51
Forfeited	—	$—

Vested, end of year	2,265,620	$0.46

Nonvested, end of year	1,142,493	$0.50
The Company recognized compensation expense related to the Class B and Class C-1 incentive units of $350,927 during the year ended December 31, 2014. At December 31, 2014, there was $571,981 of total unrecognized compensation expense related to nonvested incentive units that is expected to be recognized over a weighted-average period of 1.8 years.
Information regarding the amount and grant-date fair value of the Class C-2 and Class C-3 incentive units is as follows for 2014:

	Units	Weighted-Average Grant-Date Fair Value
Outstanding, beginning of year	6,344,442	$0.21
Granted
Class C-2	94,694	$0.68
Class C-3	94,694	$0.44
Forfeited
Class C-2	—	$—
Class C-3	—	$—

Outstanding, end of year	6,533,830	$0.22

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

Unrecognized compensation expense of $1,470,006 related to the Class C-2 and Class C-3 incentive units will be recognized when they vest, which will occur upon sale of the Company.

Note 15:	Subsequent Event (Unaudited)
On October 1, 2015, HealthSouth Corporation, a Delaware corporation, and it’s newly formed 100%-owned subsidiary, HealthSouth Acquisition Holdings, LLC, a Delaware limited liability company, completed its previously announced acquisition of the operations of the Company and affiliated entities. At closing, one Company entity had a remaining minority limited partner interest of 0.5%. The cash purchase price was reduced by the estimated fair value of this interest. The total consideration delivered at closing was approximately $730 million in cash, which amount includes payment of outstanding borrowings, transaction expenses, and an escrow reserve and is subject to working capital and other adjustments.

Note 16:	Condensed Consolidating Financial Information
Due to the above acquisition and the requirement under HealthSouth's credit agreement that certain wholly-owned subsidiaries guarantee its debt, the accompanying condensed consolidating financial information for the Company has been prepared and presented pursuant to SEC Regulation S-X, Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered.” The following tables present the condensed consolidating financial information for RHP, which was not included in the acquisition and is therefore not a guarantor nor an issuer of the debt that has been issued by HealthSouth Corporation (the “Parent”), the subsidiaries of RHP that are now 100% owned by HealthSouth Corporation and are guarantors (the “Guarantor Subsidiaries”), and the subsidiary of RHP that had a remaining minority limited partner interest after the acquisition and is a nonguarantor (the “Nonguarantor Subsidiary”), together with elimination adjustments, as of and for the periods indicated. All guarantees of the Guarantor Subsidiaries are full and unconditional and joint and several, subject to certain customary conditions for release.
Periodically, certain subsidiaries of RHP make distributions of available cash to RHP. When made, these distributions impact the Investments in consolidated affiliates and Reliant Hospital Partners, LLC's deficit line items in the accompanying condensed consolidating balance sheet but have no impact on the consolidated financial statements of RHP. RHP’s long-term debt was not assumed by HealthSouth Corporation in the acquisition discussed above and was paid off with proceeds from the transaction. In addition, for the Guarantor Subsidiaries presented in the accompanying condensed consolidating financial information, all of the noncontrolling interests were subsequently acquired by HealthSouth Corporation.

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

	Condensed Consolidating Balance Sheet
	As of December 31, 2014
	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Consolidated

Assets

Currents assets
Cash	$3,813,656	$22,980,397	$2,520,830	$—	$29,314,883
Patient accounts receivable, net of allowance	—	27,618,126	2,367,285	—	29,985,411
Estimated amounts due from third-party payers	—	794,022	178,123	—	972,145
Prepaid expenses	270,282	3,200,716	244,581	—	3,715,579
Supply inventory and other	1,552,962	985,447	49,685	(1,551,625)	1,036,469

Total current assets	5,636,900	55,578,708	5,360,504	(1,551,625)	65,024,487

Property and Equipment, At cost
Buildings and land recorded under capital leases	—	168,142,528	26,000,000	—	194,142,528
Facility equipment and furniture	347,284	20,634,008	1,628,059	—	22,609,351
Construction in progress	10,269	29,725	—	—	39,994
	357,553	188,806,261	27,628,059	—	216,791,873
Less accumulated depreciation and amortization	171,894	33,341,527	5,125,705	—	38,639,126

	185,659	155,464,734	22,502,354	—	178,152,747

Other Assets
Deferred financing costs, net	518,450	2,609,083	229,176	—	3,356,709
Goodwill	—	46,336,141	13,887,129	—	60,223,270
Intangible assets, net	3,741,000	3,326,000	—	—	7,067,000
Due from affiliates	868,003	—	—	—	868,003
Other long-term assets	87,290	979,492	11,314	—	1,078,096
Investments in consolidated affiliates	(28,541,184)	—	—	28,541,184	—

	(23,326,441)	53,250,716	14,127,619	28,541,184	72,593,078

Total assets	$(17,503,882)	$264,294,158	$41,990,477	$26,989,559	$315,770,312

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

	Condensed Consolidating Balance Sheet (Continued)
	As of December 31, 2014
	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Consolidated

Liabilities And Members’ Deficit

Current liabilities
Current maturities of long-term debt	$—	$3,575,351	$287,149	$—	$3,862,500
Current maturities of capital lease obligations	—	1,982,020	381,155	—	2,363,175
Accounts payable	326,049	1,965,935	109,643	—	2,401,627
Accrued bonuses	—	1,203,737	94,579		1,298,316
Accrued benefits	425,256	2,252,386	307,789		2,985,431
Accrued property taxes	5,995	2,886,351	321,610	—	3,213,956
Other accrued expenses	987,434	5,078,966	447,392	(1,551,625)	4,962,167
Estimated amounts due to third-party payers	—	979,017	—	—	979,017

Total current liabilities	1,744,734	19,923,763	1,949,317	(1,551,625)	22,066,189

Long-term Debt, Less Current Maturities	34,123,900	109,000,749	7,512,851	—	150,637,500

Capital Lease Obligations, Less Current Maturities	—	162,254,308	23,984,488	—	186,238,796

Other Long-term Liabilities	44,342	6,937,337	—	—	6,981,679

	35,912,976	298,116,157	33,446,656	(1,551,625)	365,924,164

Commitments and Contingencies
Members’ Deficit
Reliant Hospital Partners, LLC’s deficit	(53,416,858)	(36,231,703)	7,690,519	28,541,184	(53,416,858)
Noncontrolling interests	—	2,409,704	853,302	—	3,263,006

Total members’ deficit	(53,416,858)	(33,821,999)	8,543,821	28,541,184	(50,153,852)

Total liabilities and members’ deficit	$(17,503,882)	$264,294,158	$41,990,477	$26,989,559	$315,770,312

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

	Condensed Consolidating Statement of Operations
	For the Year Ended December 31, 2014
	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Consolidated

Revenue
Net patient service revenue	$—	$224,062,934	$23,613,586	$—	$247,676,520
Management fee revenue	12,213,257	—	—	(12,213,257)	—
Other	—	1,386,434	13,602	—	1,400,036

Total revenue	12,213,257	225,449,368	23,627,188	(12,213,257)	249,076,556

Expenses
Salaries, wages, and benefits	4,186,364	95,925,258	8,715,129	—	108,826,751
Purchased services and professional fees	1,990,712	13,033,691	1,135,674	—	16,160,077
Other operating expenses	296,446	24,485,847	2,223,519	—	27,005,812
Rent expense	96,666	11,715,720	—	—	11,812,386
Depreciation and amortization	286,160	11,408,197	1,371,816	—	13,066,173
Management fees to affiliates	1,000,000	—	—	—	1,000,000
Management fees	—	11,036,337	1,176,920	(12,213,257)	—
Provision for doubtful accounts	—	3,362,384	75,179	—	3,437,563

Total expenses	7,856,348	170,967,434	14,698,237	(12,213,257)	181,308,762

Operating income	4,356,909	54,481,934	8,928,951	—	67,767,794

Interest expense	(1,434,310)	(18,753,280)	(2,417,410)	—	(22,605,000)
Equity in net income of consolidated affiliates	38,056,123	—	—	(38,056,123)	—

Net income	$40,978,722	$35,728,654	$6,511,541	$(38,056,123)	$45,162,794

Amounts Attributable to Noncontrolling Interests
Net Income	$40,978,722	$35,728,654	$6,511,541	$(38,056,123)	$45,162,794
Less net income attributable to noncontrolling interests	—	2,728,171	1,455,901	—	4,184,072

Net income attributable to Reliant Hospital Partners, LLC	$40,978,722	$33,000,483	$5,055,640	$(38,056,123)	$40,978,722

Reliant Hospital Partners, LLC
Notes to Consolidated Financial Statements
December 31, 2014

	Condensed Consolidating Statement of Cash Flows
	For the Year Ended December 31, 2014
	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Consolidated
Operating activities
Net income	$40,978,722	$35,728,654	$6,511,541	$(38,056,123)	$45,162,794
Items not requiring cash
Depreciation and amortization of property and equipment	55,585	11,154,197	1,371,816	—	12,581,598
Amortization of intangible assets	230,575	254,000	—	—	484,575
Amortization of deferred financing costs	104,085	1,560,331	83,254	—	1,747,670
Provision for doubtful accounts	—	3,362,384	75,179	—	3,437,563
Distributions from subsidiaries	111,188,584	—	—	(111,188,584)	—
Unit-based compensation	350,927	—	—	—	350,927
Equity in net income of consolidated affiliates	(38,056,123)	—	—	38,056,123	—
Changes in
Patient accounts receivable	—	(20,219,909)	70,045	—	(20,149,864)
Estimated amounts due from third-party payers	—	1,244,783	180,439	—	1,425,222
Inventory, prepaid expenses and other	307,928	(385,737)	13,911	(1,047,670)	(1,111,568)
Accounts payable	(438,771)	11,691	(1,735,307)	—	(2,162,387)
Accrued expenses and other	(1,898,464)	1,655,845	(581,204)	1,047,670	223,847
Net cash provided by operating activities	112,823,048	34,366,239	5,989,674	(111,188,584)	41,990,377

Investing activities
Purchase of property and equipment	(45,937)	(1,144,347)	(38,706)	—	(1,228,990)
Net cash used in investing activities	(45,937)	(1,144,347)	(38,706)	—	(1,228,990)

Financing activities
Distributions to members	(127,824,491)	(4,192,866)	(3,239,633)	—	(135,256,990)
Reliant Hospital Partners, LLC purchase of noncontrolling interests and other redemption of interests	(738,863)	(455,514)	—	—	(1,194,377)
Proceeds from issuance of long-term debt	124,667,621	—	—	—	124,667,621
Payment of deferred financing costs	(3,533,321)	—	—	—	(3,533,321)
Payments on line of credit	(11,000,000)	—	—	—	(11,000,000)
Payments on long-term debt	(15,993,538)	—	—	—	(15,993,538)
Payments on capital lease obligations	—	(2,166,389)	(337,803)	—	(2,504,192)
Distributions to Parent	—	(99,928,346)	(11,260,238)	111,188,584	—
Change in intercompany advances	(77,134,273)	71,775,511	5,358,762	—	—
Net cash used in financing activities	(111,556,865)	(34,967,604)	(9,478,912)	111,188,584	(44,814,797)

Increase (Decrease) in Cash	1,220,246	(1,745,712)	(3,527,944)	—	(4,053,410)
Cash, Beginning of Year	2,593,410	24,726,109	6,048,774	—	33,368,293
Cash, End of Year	$3,813,656	$22,980,397	$2,520,830	$—	$29,314,883

Supplemental Disclosures of Noncash Investing Activities
Payables incurred for property and equipment	$—	$29,028	$—	$—	$29,028